UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 5, 2007

Date of report (Date of earliest event reported)

CBRE REALTY FINANCE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33050	30-0314655
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 Asylum Street, 31st Floor Hartford, Connecticut	06103
(Address of Principal Executive Offices)	(Zip Code)

(860) 275-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 5, 2007, CBRE Realty Finance TRS Warehouse Funding, LLC (the “Seller”), an affiliate of CBRE Realty Finance, Inc. (the “Company”), entered into Amendment No. 2 to the Master Repurchase Agreement (“Amendment No. 2”) with Deutsche Bank AG, Cayman Islands Branch (the “Buyer”), to amend the Master Repurchase Agreement, dated as of August 30, 2005 (the “Master Repurchase Agreement”) and Amendment No. 1 to the Master Repurchase Agreement, dated as of August 6, 2007 (“Amendment No. 1”). Pursuant to Amendment No. 2, the Repurchase Date shall mean September 28, 2007 at which point the Master Repurchase Agreement will terminate. In addition, the Seller agrees to pay down the current outstanding Repurchase Price by an amount of approximately $1.43 million. A copy of Amendment No. 2 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Capitalized terms not defined herein shall have the meaning set forth in the Master Repurchase Agreement, a copy of which was filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Company’s Registration Statement on Form S-11 on March 3, 2006.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 2 to the Master Repurchase Agreement, by and between CBRE Realty Finance TRS Warehouse Funding, LLC and Deutsche Bank AG, Cayman Islands Branch, dated September 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2007

CBRE REALTY FINANCE, INC.

By:	/s/ Michael Angerthal
Name:	Michael Angerthal
Title:	Chief Financial Officer